Exhibit 10.61

COLLATERAL AGREEMENT
dated as of November 28, 2008
between
GOLDMAN SACHS BANK USA,
and
THE GOLDMAN SACHS GROUP, INC., AS PARENT,
EACH SUBSIDIARY OF THE GOLDMAN SACHS GROUP, INC.
THAT IS A SIGNATORY HERETO, AS PLEDGORS
and
EACH OTHER PLEDGOR WHO BECOMES PARTY
TO THIS AGREEMENT FROM TIME TO TIME

COLLATERAL AGREEMENT
     COLLATERAL AGREEMENT, dated as of November 28, 2008 (this “Agreement”), is made between Goldman Sachs Bank USA, a bank chartered under the Laws of the State of New York (the “Bank”), and The Goldman Sachs Group, Inc., a Delaware corporation (the “Parent”), each Subsidiary of the Parent that is a signatory hereto and, each other party who becomes a Pledgor pursuant to this Agreement from time to time (each of the Parent, each such Subsidiary and each such other pledgor, a “Pledgor”).
RECITALS:
     WHEREAS, in connection with the Parent becoming a bank holding company under the U.S. Bank Holding Company Act of 1956, as amended, on September 21, 2008, Goldman Sachs Capital Markets, L.P., a limited partnership organized under the Laws of the State of New York, was merged with and into The Goldman Sachs Trust Company, a limited-purpose trust chartered under the Laws of the State of New York (“GS Trust”), then Goldman Sachs Capital Markets L.L.C., a Delaware limited liability company, was merged with and into GS Trust, and then Goldman Sachs Bank USA, an industrial bank chartered under the Laws of the State of Utah, was merged with and into GS Trust, in each case with GS Trust as the surviving entity (collectively, the “Merger”);
     WHEREAS, upon consummation of the Merger, GS Trust changed its name to Goldman Sachs Bank USA and received approval to become a member bank of the Federal Reserve System (the “Federal Reserve System”) and to expand its banking powers;
     WHEREAS, the Bank is a wholly owned Subsidiary of the Parent;
     WHEREAS, in connection with the restructuring described above, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) has provided guidance to the Bank via teleconference and in a written summary, issued October 10, 2008, that sets forth the principal terms of the exemption it has granted the Bank from the provisions of Section 23A of the Federal Reserve Act, as amended (the “Section 23A Exemption”), to permit the Parent or another Affiliate to transfer certain assets to the Bank without complying with the provisions of Regulation W that would otherwise apply to such transfers (such assets, the “Transferred Assets”), and has indicated that it will provide to the Bank a formal written statement of all the terms of the Section 23A Exemption in due course;
     WHEREAS, as a condition to granting the Section 23A Exemption, the Federal Reserve Board has imposed the requirement that the Parent provide certain guarantees in respect of the Transferred Assets, and the Parent has agreed to provide such guarantees (collectively, the “Guarantee”), pursuant to the Guarantee Agreement, dated as of November 28, 2008 (the “Guarantee Agreement”), between the Parent and the Bank;
     WHEREAS, as a further condition to granting the Section 23A Exemption, the Federal Reserve Board has required that the Parent pledge or cause its subsidiaries to pledge certain Collateral to the Bank to secure the obligations of the Parent pursuant to the Guarantee Agreement;
     WHEREAS, this Agreement is intended to satisfy such condition; and
     WHEREAS, upon receipt by the Bank of the final written statement of the terms of the Section 23A Exemption, the parties hereto intend to amend this Agreement and the Guarantee Agreement, as necessary to reflect the terms of such Section 23A Exemption;

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, the Bank and each other Pledgor from time to time, intending to be legally bound, hereby agree as follows:
SECTION 1. DEFINITIONS; INTERPRETATION
          1.1 General Definitions. For purposes of this Agreement, the following terms have the following meanings:
     “Affiliate” means any “affiliate” of the Bank as defined in Regulation W.
     “Agreement” has the meaning specified in the Preamble.
     “Bank” has the meaning specified in the Preamble.
     “Business Day” means any day that (x) is not a Saturday, a Sunday or other day on which commercial banks in The City of New York, State of New York, are required or authorized by Law to be closed and (y) is a day on which the New York Stock Exchange, Inc. is open for trading during its regular trading session (notwithstanding its closing prior to its scheduled closing time).
     “Cash Collateral Account” means any deposit accounts at the Bank identified on Schedule 1 from time to time, including any successor or replacement accounts acquired after the date of this Agreement.
     “Certificated Security” has the meaning specified in Article 8 of the UCC.
     “Collateral” has the meaning specified in Section 2(a).
     “Commodities Accounts” has the meaning specified in Article 9 of the UCC.
     “Federal Reserve Board” has the meaning specified in the Recitals.
     “Federal Reserve System” has the meaning specified in the Recitals.
     “Fund” means any investment vehicle created in the ordinary course of the private equity, mezzanine lending or hedge fund business of the Parent or any of its Subsidiaries and in which equity interests are sold to third parties.
     “General Intangibles” has the meaning specified in Article 9 of the UCC.
     “Governmental Authority” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.
     “GS Trust” has the meaning specified in the Recitals.
     “Guarantee” has the meaning specified in the Recitals.
     “Guarantee Agreement” has the meaning specified in the Recitals.
     “Haircut” means, with respect to any Security, Pledged Equity Interest, General Intangible or Instrument, the percentage specified with respect to such Security in Schedule 1 from time to time.

     “Instruments” has the meaning specified in Article 9 of the UCC.
     “Investment Property” has the meaning specified in Article 9 of the UCC.
     “Law” means any federal, state, local or foreign law, statute or ordinance, or any rule, regulation, standard or agency requirement, of any Governmental Authority.
     “Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind.
     “Merger” has the meaning specified in the Recitals.
     “Original Transfer Value” has the meaning specified in the Guarantee Agreement.
     “Outstanding Aggregate Transfer Value” means, on any date, the aggregate Original Transfer Value of all the Transferred Assets with respect to which the Termination Date has not occurred on or prior to that date.
     “Parent” has the meaning specified in the Preamble.
     “Permitted Filings” means any financing statements or other instruments similar in effect, whether already filed or filed hereafter, in connection with Permitted Liens.
     “Permitted Liens” means any Liens, whether now existing or hereafter arising, granted by any Pledgor with respect to Pledged Equity Interests owned by such Pledgor, to secure the performance of the obligations of such Pledgor or any other Person under any agreement entered into by such Pledgor in connection with its acquisition of or ownership of such Pledged Equity Interests.
     “Person” means an individual, corporation, association, partnership, trust, joint venture, business trust or incorporated organization or other entity or organization, or a Governmental Authority.
     “Pledged Equity Interests” has the meaning specified in Section 2(a)(iii).
     “Pledgor” has the meaning specified in the Preamble.
     “Proceeds” means: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.
     “Record” has the meaning specified in Article 9 of the UCC.
     “Regulation W” means Regulation W of the Federal Reserve Board, 12 C.F.R. Part 223.
     “Section 23A Exemption” has the meaning specified in the Recitals.
     “Secured Obligations” has the meaning specified in Section 3.
     “Securities” has the meaning specified in Section 2(a)(ii).
     “Securities Account” has the meaning specified in Article 8 of the UCC.
     “Subsidiary” has the meaning given to that term in Regulation W.

     “Termination Date” has the meaning specified in the Guarantee Agreement.
     “Transferred Assets” has the meaning specified in the Recitals.
     “UCC” means at any time the Uniform Commercial Code as in effect in the State of New York; provided, however, that if, by reason of mandatory provisions of Law, the validity or perfection of the Bank’s security interest in any item of Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.
     “Uncertificated Securities” has the meaning specified in Article 8 of the UCC.
     “Value” has the meaning specified in Section 5.
     “Valuation Date” means the last Business Day in each calendar quarter beginning with the last such Business Day in December 2008, for so long as this Agreement shall be in effect.
          1.2 Interpretation.
     In interpreting this Agreement:
          (a) words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender as the context requires;
          (b) references to Articles, Sections, paragraphs, Exhibits, Annexes and Schedules are references to the Articles, Sections and paragraphs of, and Exhibits, Annexes and Schedules to, this Agreement unless otherwise specified;
          (c) references to “$” shall mean U.S. dollars;
          (d) the words “includes” and “including” and words of similar import shall be deemed to be followed by the words “without limitation” unless otherwise specified;
          (e) the word “or” shall not be exclusive;
          (f) the words “herein”, “hereof” or “hereunder”, and similar terms, are to be deemed to refer to this Agreement as a whole and not to any specific section;
          (g) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement;
          (h) this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted;
          (i) if a word or phrase is defined, the other grammatical forms of such word or phrase have a corresponding meaning;
          (j) references to any statute, listing rule, rule, standard, regulation or other law (i) include a reference to the corresponding rules and regulations and

(ii) include a reference to each of them as amended, modified, supplemented, consolidated, replaced or rewritten from time to time;
          (k) references to any section of any statute, listing rule, rule, standard, regulation or other law include any successor to such section; and
          (l) all references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2. GRANT OF SECURITY INTEREST
          (a) Each Pledgor hereby grants to the Bank, for the Bank’s benefit, a security interest in and continuing lien on all of such Pledgor’s right, title and interest in, to and under all of the following types of collateral listed in Schedule 1 with respect to such Pledgor from time to time, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which are collectively referred to as the “Collateral”):
     (i) all Cash Collateral Accounts and all deposits credited to the Cash Collateral Accounts;
     (ii) all Securities Accounts and all stocks, bonds, security entitlements, financial assets or other securities, financial assets or investment property (as such terms are defined in the UCC) now or hereafter in the possession, custody or control of the Bank, including any of the foregoing from time to time deposited in or credited to such Securities Accounts (the “Securities”);
     (iii) interests in general or limited partnerships, limited liability companies and shares or other equity interests in companies or business trusts (collectively, “Pledged Equity Interests”);
     (iv) all General Intangibles;
     (v) all Instruments; and
     (vi) all Proceeds, products, accessions and profits of or in respect of the foregoing.
          (b) All the Collateral shall be subject to review and approval by the Federal Reserve Board.
          (c) For the avoidance of doubt, the parties agree that in the case of Pledged Equity Interests, the Collateral includes any obligations associated with such Pledged Equity Interests.
SECTION 3. SECURITY FOR GUARANTEE
     This Agreement shall secure, and the Collateral shall be collateral security for, the prompt and complete payment and performance when due of all of the Parent’s obligations under the Guarantee Agreement (the “Secured Obligations”).

SECTION 4. COLLATERAL REQUIREMENT; SUBSTITUTIONS
          (a) The Parent shall, at all times prior to the termination of the Guarantee Agreement, cause Collateral to be maintained subject to a fully perfected security interest under this Agreement with an aggregate Value not less than five percent (5%) of the Outstanding Aggregate Transfer Value.
          (b) If the aggregate Value of the Collateral on any Valuation Date, as determined pursuant to Section 5, is less than five percent (5%) of the Outstanding Aggregate Transfer Value as of that date, then not later than five (5) Business Days following such determination the Parent shall pledge or cause one or more of its Subsidiaries to pledge additional Collateral to the Bank in an amount that will restore the total Value of the Collateral to not less than five percent (5%) of such Outstanding Aggregate Transfer Value as determined on such Valuation Date.
          (c) If the aggregate Value of the Collateral on any Valuation Date, as determined pursuant to Section 5, is greater than five percent (5%) of the Outstanding Aggregate Transfer Value, then the Bank shall, without unreasonable delay, take such measures as may be necessary to release the Lien of the Bank on those portions of the Collateral designated by the Parent and having a Value as of such Valuation Date not greater than the amount of the excess; provided, however, that if the aggregate Value of the Collateral immediately after giving effect to the release of the Collateral so designated would be less than the amount required pursuant to Sections 4(a) and 4(b), then the Bank will have no obligation to release any Collateral pursuant to this Section 4(c).
          (d) If any Pledgor wishes to obtain the release of any Collateral that has been pledged by it pursuant hereto, then it may provide or cause another Pledgor to provide replacement Collateral to the Bank with a Value at the time of such substitution, as determined pursuant to Section 5, not less than the Value of the Collateral that is to be released. Upon the delivery of such replacement Collateral to the Bank and/or the completion of all measures necessary to provide to the Bank a fully perfected security interest in such replacement Collateral, the Bank shall, without unreasonable delay, take such measures as may be necessary to release the Lien of the Bank on the Collateral to be released; provided, however, that if the aggregate Value of the Collateral immediately after giving effect to the delivery of such replacement Collateral and the release of the Collateral to be released would be less than the amount required pursuant to Sections 4(a) and 4(b), then the Bank will have no obligation to release any Collateral pursuant to this Section 4(d).
SECTION 5. VALUATION
          (a) For purposes of this Agreement, the “Value” of each type of Collateral on any date shall be determined by the Bank as follows:
     (i) the “Value” of any Cash Collateral Accounts or deposit credited to any Cash Collateral Account shall be the balance thereof as of the close of business on the Business Day immediately preceding the relevant date; and
     (ii) the “Value” of any other Collateral shall be (i) if the asset is recorded in the books and records on which the consolidated audited financial statements of the Parent are based, the valuation assigned to such Collateral as of the close of business on the most recent regular valuation date prior to the relevant date on which The Goldman Sachs Group Inc. has determined such valuation for purposes of maintaining its books and records or applying its market and risk management systems to such asset, and (ii) if such asset is not so recorded, the valuation assigned to such asset by the Bank in the exercise of its reasonable discretion, multiplied by, in either case, 1 minus the applicable Haircut;
provided, however, that if any Collateral is subject to any Permitted Lien and the Valuation of such Collateral has not already been reduced to reflect such Permitted Lien, the Bank may reduce the Value allocated to such Collateral as it deems appropriate to reflect the prior obligation secured by such Permitted Lien.
          (b) The Bank shall determine the aggregate Value of the Collateral as of the close of business on each Valuation Date and provide notice of such aggregate Value to the Parent not later than 11:00 a.m., New York time, on the next Business Day.
SECTION 6. REPRESENTATIONS, WARRANTIES AND COVENANTS
          6.1 General.
          (a) Representations and Warranties. Each Pledgor represents and warrants that:
     (i) it owns the Collateral purported to be owned by it and otherwise has the rights it purports to have in each item of Collateral pledged by it and, as to all such Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of such Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, except for the (i) security interest created by or in connection with this Agreement, including liens arising as a result of such Pledgor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person and (ii) Permitted Liens;
     (ii) other than any financing statements filed in favor of the Bank pursuant to or in connection with this Agreement, no effective UCC financing statement, fixture filing or other Instrument similar in effect under any applicable Law covering all or any part of the Collateral is on file in any filing or recording office except for Permitted Filings;
     (iii) except for those that have been obtained or made, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or Person is required for either (x) the pledge or grant by it of the Liens purported to be created in favor of the Bank hereunder or (y) except as set forth in Schedule 1 or as referred to in Section 8.4 from time to time with respect to any item of Collateral, the exercise by the Bank of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable Law);
     (iv) except with regard to cash and cash equivalents, the pledge of and grant of a security interest in the Collateral pursuant to this Agreement together with the delivery of the relevant certificates to the Bank, the filing of the appropriate UCC financing statements in the jurisdictions agreed with the Bank, the entry into appropriate control agreements, compliance with requirements under the laws in which the issuers of any Pledged Equity Interests are formed and compliance with any other requirements set forth in this Section 6.1, will constitute all actions and consents necessary to create and perfect security interests in all of the Collateral, and all actions and consents necessary to create and perfect the security interests in all of the Collateral granted under this Agreement have been made or obtained or will, at or prior to the time at which any substitute or additional Collateral is pledged hereunder, be made or obtained, and the security interests granted to the Bank hereunder will constitute valid and perfected security interests in all of the Collateral;
     (v) as of the date hereof, the chief place of business of the Parent and the office at which the Parent keeps all records concerning the Collateral pledged by it and all certificates evidencing the Collateral pledged by it is located in the State of New York, and the chief place of business of each other Pledgor and the office at which such other Pledgor keeps all records concerning the Collateral pledged by it and all certificates, if any, evidencing the Collateral pledged by it is specified on Schedule 1;
     (vi) all information supplied by it with respect to any of the Collateral pledged by it (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects; and
     (vii) the pledge of the Collateral by it pursuant to this Agreement does not violate any of the regulations of the Federal Reserve Board.
          (b) Covenants and Agreements. Each Pledgor hereby covenants and agrees that:
     (i) except for the security interests (i) created by or in connection with this Agreement and (ii) Permitted Liens, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral and it shall defend the Collateral against all Persons at any time claiming any interest therein;
     (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable Law or any policy of insurance covering the Collateral;
     (iii) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent the validity thereof is being contested in good faith in accordance with the rights set forth below. In the event the Parent chooses to contest the validity of any taxes, assessments, governmental charges, levies imposed upon, and any claim against it, it may only do so if, at the time of commencement of any such action or proceeding and during the pendency thereof, adequate reserves with respect thereto, shall have been deposited with the applicable court or other relevant authority or with the Bank or otherwise made in accordance with generally accepted accounting principles;
     (iv) upon any of such Pledgor’s officers obtaining knowledge thereof, it shall promptly notify the Bank in writing of any levy of any legal process against the Collateral pledged by such Pledgor or any portion thereof;
     (v) it shall not take or permit any action that could reasonably be expected to materially impair the Bank’s rights in the Collateral;

     (vi) except for Permitted Liens, it shall not directly or through any other Person sell, assign, pledge or otherwise transfer or seek to transfer (by operation of law or otherwise) any Collateral or any interest therein;
     (vii) without the prior written consent of the Bank, it shall not become bound under Section 9-203 of the UCC by any other security agreement with any other Person with respect to the Collateral; and
     (viii) it shall, at any time and from time to time, give, execute and/or deliver any notice, certificates or other Instruments evidencing any Collateral, powers of assignment, document, agreement or other papers that the Bank shall reasonably deem necessary or advisable to create, preserve, perfect or validate the security interest created hereby or to enable the Bank to exercise and enforce its rights hereunder with respect to such security interest.
          6.2 Investment Property; Pledged Equity Interests.
          (a) Representations and Warranties. Each Pledgor hereby represents and warrants as follows:
     (i) it is the record and beneficial owner of all of the Securities and Pledged Equity Interests, free of Liens, rights or claims of other Persons, other than the security interest (i) created by or in connection with this Agreement and (ii) Permitted Liens, and there are no warrants, options or other rights to purchase, or shareholder voting trusts or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;
     (ii) no default by such Pledgor exists under any partnership agreement, limited liability company agreement or similar agreement related to any Pledged Equity Interest to which it is a party and no event has occurred or exists that, with notice or lapse of time or both, would constitute a default by the Parent thereunder; and to its best knowledge, no defaults by any partner or partners other than such Pledgor under any of the partnership agreements exist that, individually or in the aggregate, would be materially adverse to the Bank and no events have occurred or exist that, with the giving of notice or lapse of time or both, would constitute such defaults; each of the partnership or limited liability agreements relating to any Pledged Equity Interests pledged by it, a true and complete copy of which will be furnished to the Bank upon the pledge of any interest in such partnership by such Pledgor, has been duly authorized, executed and delivered by such Pledgor and is in full force and effect and has not been amended or modified except as disclosed in writing to the Bank; and
     (iii) it has taken all actions necessary (x) to establish the Bank’s “control” (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Collateral that constitutes Certificated Securities, Uncertificated Securities, Securities Accounts or Commodities Accounts (each as defined in the UCC) and (y) to deliver all Instruments to the Bank.
          (b) Covenants and Agreements. Each Pledgor hereby covenants and agrees that:

     (i) without the prior written consent of the Bank, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely affects the validity, perfection or priority of the Bank’s security interest; (b) permit any issuer of any Pledged Equity Interest that is a Subsidiary of such Pledgor and that is not a Fund to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer in any way that materially and adversely affects the validity, perfection or priority of the Bank’s security interest; (c) permit any issuer of any Pledged Equity Interest that is a Subsidiary of such Pledgor and that is not a Fund to dispose of all or a material portion of its assets; (d) during the continuance of any breach by the Parent of its obligations under or pursuant to the Guarantee Agreement, waive any material default under or breach of any material terms of any organizational document relating to the issuer of any Pledged Equity Interest; or (e) cause any issuer of any Pledged Equity Interests that is a Subsidiary of such Pledgor that are not securities (for purposes of the UCC) on the date on which such interests are pledged pursuant to this Agreement to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the UCC or to cause the issuance of certificates or other evidence of Pledged Equity Interests, respectively, without the consent of the Bank; provided, however, that notwithstanding the foregoing, if any issuer of any Pledged Equity Interests takes any such action in violation of the foregoing in this clause (e), such Pledgor shall promptly notify the Bank in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Bank’s “control” thereof;
     (ii) if such Pledgor receives any dividends, interest or distributions on any Investment Property, or any securities or other property, in each case upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Property, then (x) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (y) such Pledgor shall either (A) within thirty (30) days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Bank over such dividends, interest or distributions and securities or other property (including delivery thereof to the Bank), or (B) arrange for replacement Collateral pursuant to Section 4(d) of this Agreement, and pending any such action such Pledgor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Bank and such property shall be segregated from all other property of such Pledgor. Notwithstanding the foregoing, so long as no breach by the Parent of its obligations under or pursuant to the Guarantee Agreement shall have occurred and be continuing, the Bank authorizes such Pledgor to retain all cash dividends and distributions and all payments of interest and principal;
     (iii) it shall comply in all material respects with all of its obligations under any partnership agreement, limited liability company agreement or similar agreement related to any Pledged Equity Interest and shall enforce in all material respects all of its rights with respect to any Investment Property;

     (iv) without the prior written consent of the Bank, it shall not permit any issuer of any Pledged Equity Interest which is a Subsidiary to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company other than in compliance herewith; and
     (v) it shall take all actions necessary to register the pledge of any partnership interest on the books and records of the appropriate partnership.
          (c) Voting and Distributions.
     (i) So long as no breach by the Parent of its obligations under or pursuant to the Guarantee Agreement shall have occurred and be continuing:
     (A) except as otherwise provided in Section 6.2(b)(i), such Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property or any part thereof, provided that such Pledgor shall not exercise or refrain from exercising any such right for any purpose inconsistent with the terms of this Agreement or the Guarantee Agreement; it being understood, however, that for the purpose of this proviso, neither the voting by such Pledgor of any Pledged Equity Interests for, or such Pledgor’s consent to, the election of directors (or similar governing body) at any meeting of stockholders (or similar body) or action by written consent in lieu thereof or with respect to incidental matters at any such meeting or in such consent, nor such Pledgor’s consent to or approval of any action otherwise permitted under this Agreement and the Guarantee Agreement, shall be deemed inconsistent with the terms of this Agreement or the Guarantee Agreement within the meaning of this Section 6.2(c)(i)(A); and
     (B) the Bank shall promptly execute and deliver (or cause to be executed and delivered) to such Pledgor all proxies, and other Instruments as such Pledgor may from time to time reasonably request for the purpose of enabling such Pledgor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above.
     (ii) Upon the occurrence and during the continuation of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement:
     (A) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Bank who shall thereupon have the sole right but not the obligation to exercise such voting and other consensual rights; and
     (B) in order to permit the Bank to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) such Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Bank all proxies, dividend payment orders and other Instruments as the Bank may from time to time reasonably request and (B) such Pledgor acknowledges that the Bank may utilize the power of attorney set forth in Section 8.1(a).
          6.3 General Intangibles.
          (a) Representations and Warranties. Each Pledgor hereby represents and warrants that the General Intangibles, true and complete copies (including any amendments or supplements thereof) of which will be furnished to the Bank at the time that such General Intangibles are pledged by such Pledgor, have been duly authorized, executed and delivered by such Pledgor and (to the knowledge of such Pledgor) the other parties thereto, are in full force and effect and are binding upon and enforceable against such Pledgor and (to the knowledge of such Pledgor) the other parties thereto, in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors generally and general principles of equity.
          (b) Covenants and Agreements. Each Pledgor hereby covenants and agrees that:
     (i) upon the occurrence and during the continuation of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement, the Bank may if it deems reasonably necessary at any time, notify, or require the Parent to so notify, the counterparty on any General Intangible of the security interest of the Bank therein. In addition, after the occurrence and during the continuance of such breach, the Bank may upon written notice to such Pledgor, notify, or require such Pledgor to notify, the counterparty to make all payments under the General Intangibles directly to the Bank;
     (ii) after the occurrence and during the continuance of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement, such Pledgor shall deliver promptly to the Bank a copy of each material demand, notice or document received by it relating in any way to any instrument, contract or agreement forming a part of the Collateral;
     (iii) it shall perform in all material respects all of its obligations with respect to the General Intangibles except where failure to do so could not reasonably be expected to have a material adverse effect on the value of such Collateral or the validity, perfection or priority of the Bank’s security interest;
     (iv) it shall in its reasonable business judgment and consistent with its past practice exercise each material right it may have under any General Intangible at its own expense, and in connection with such collections and exercise, such Pledgor shall take such action as such Pledgor or, after the occurrence and during the continuance of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement, the Bank may deem necessary or advisable;
     (v) it shall use its commercially reasonable business judgment, consistent with its past practice, in deciding whether or not to keep in full force and effect any General Intangible pledged hereunder.

SECTION 7. FURTHER ASSURANCES
          7.1 Further Assurances by the Pledgors. Each Pledgor agrees that, upon request from time to time, at such Pledgor’s expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or advisable, or that the Bank may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that it will:
          (a) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or advisable, or as the Bank may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby; and
          (b) at the Bank’s request, appear in and defend any action or proceeding that may affect such Pledgor’s title to or the Bank’s security interest in all or any part of the Collateral.
          7.2 Further Filings by the Bank. Each Pledgor hereby authorizes the Bank to file a Record or Records, including financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as the Bank may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Bank herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Bank may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Bank herein.
SECTION 8. REMEDIES
          8.1 Remedies.
          (a) If at any time the Parent has failed to comply with its repurchase or reimbursement obligations under Section 2 of the Guarantee Agreement, which failure has continued without remedy or waiver for more than thirty (30) days following notice from the Bank of such failure, the Bank may exercise in respect of the Collateral, in addition to all other rights and remedies provided herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC in effect in the State of New York (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any obligations then owing, and also may pursue any of the following separately, successively or simultaneously:
     (i) take possession of the Collateral or any part thereof by directing each Pledgor, in writing, to assemble all or part of the Collateral and deliver the identified Collateral to the Bank at any place or places reasonably designated by the Bank;
     (ii) transfer any of the Collateral into the name of the Bank or its nominee(s);

     (iii) upon written notice to each Pledgor, exercise all voting rights attributable to the Collateral (whether or not transferred into the name of the Bank) and give all consents, waivers and ratifications in respect of such Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Bank the proxy and attorney-in-fact of such Pledgor for such purposes, with full power of substitution to do so);
     (iv) sell, lease, assign, license (on an exclusive or nonexclusive basis) or otherwise dispose of all or any part of the Collateral, at such place or places as the Bank deems best, and for cash or for credit or for future delivery (without the Bank thereby assuming any credit risk), at a public or private sale, at any of the Bank’s offices or elsewhere, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Bank may deem commercially reasonable. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and
     (v) demand, sue for, collect or receive, in its name or in the name of such Pledgor or otherwise, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.
          (b) Any Person may be the purchaser, lessee, assignee or recipient of any or all of the Collateral disposed of at any public sale (or, to the extent permitted by Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of such Pledgor, any such demand, notice and right or equity being hereby expressly waived and released.
          (c) To the extent the Bank may take remedies under Section 8.1(a), during the continuance of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement (and only during such continuance), the Bank may sell the Collateral without giving any warranties as to the Collateral. The Bank may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
          (d) If, during the continuance of a breach by the Parent of its obligations under or pursuant to the Guarantee Agreement (and only during such continuance) and to the extent the Bank may take remedies under Section 8.1(a), any Pledgor receives any dividends, distributions or other payments from Securities or Pledged Equity Interests pledged by such Pledgor as Collateral, such Pledgor shall, without any further demand from the Bank, pay such dividends, distributions or other payments to the Bank immediately upon receipt of such dividends, distributions or other payments.
          8.2 Remedies Cumulative. Each and every right, power and remedy of the Bank provided for in this Agreement or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Bank of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Bank of all such other rights, powers or remedies, and no failure or delay on the part of the Bank to exercise any such right, power or remedy shall impair any such right, power or remedy or operate as a waiver thereof or preclude the further exercise of any such right, power or remedy. No notice to or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Bank to any other or further action in any circumstances without notice or demand.
          8.3 Deficiencies and Excess Proceeds. The Bank shall transfer or cause to be transferred to applicable Pledgor any Proceeds and Collateral remaining after sale, collection or other realization of all or any part of the Collateral in accordance with Section 8.1 after satisfaction in full of the Guarantee; the Parent in all events will remain liable for any amounts remaining unpaid after any sale, collection or other realization of all or any part of the Collateral in accordance with Section 8.1.
          8.4 Consents Required Prior to Exercise of Remedies. The Bank acknowledges that the terms and conditions of some or all of the Pledged Equity Interests and certain other Collateral hereunder, or of instruments, contracts, agreements or Laws relating to the issuers of such Pledged Equity Interests or to which such issuers are parties or are subject require or may require that certain consents, authorizations and approvals be obtained from, or notices be made to or filings be made with, such issuers, other holders of interests in such issuers, lenders or other creditors of such issuers, certain Governmental Authorities and certain other Persons. The Bank acknowledges that exercising its rights to foreclose on any such Collateral pursuant to this Section 8 prior to the receipt of any or all of those consents, authorizations or approvals, or the making of such notices or filings, may result in a substantial and precipitous impairment in the Value of such Collateral, which impairment would not occur if the Bank obtained such consents, authorizations or approvals or made such notices or filings. The Bank further acknowledges that the existence of such requirements has been disclosed to it, that it has taken such requirements into account in determining the Value of such Collateral for purposes of this Agreement and the related Haircuts, and that in evaluating whether any proposed disposition of any Collateral is commercially reasonable, within the meaning of the UCC, it must assess the impact that foreclosure without obtaining such consents, authorizations or approvals, or making such notices or filings, would have on the proceeds that the Bank would obtain as a result of such foreclosure.
          8.5 Obligations Relating to Pledged Equity Interests. For the avoidance of doubt, the parties agree that upon (but only upon, and not in any event prior to) any foreclosure upon any Pledged Equity Interests, the Bank or any other purchaser of such Pledged Equity Interests shall be required to assume any obligations associated with such Pledged Equity Interests.
SECTION 9. CONTINUING SECURITY INTEREST
     This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect, be binding upon the Pledgors, their respective successors and assigns, and inure, together with the rights and remedies of the Bank hereunder, to the benefit of the Bank and to its respective successors, transferees and assigns until the Termination Date.

SECTION 10. TERMINATION
     This Agreement shall terminate on the Business Day after the Termination Date of the last Transferred Asset held by the Bank.
SECTION 11. MISCELLANEOUS
     (a) If any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
     (b) If any Person who is not a Pledgor under this Agreement intends to become a Pledgor hereunder, it may do so by executing a joinder agreement with the Bank in form and substance satisfactory to the Bank, and upon such execution by such Person and the Bank, such Person shall become a Pledgor hereunder with all the rights and obligations set forth in this Agreement.
     (c) This Agreement shall be binding upon and inure to the benefit of the Bank and the Pledgors and their respective successors and assigns. The Parent and each Pledgor shall not, without the prior written consent of the Bank, assign any right, duty or obligation hereunder and any purported assignment without such consent shall be void, except that Parent shall have the right to assign all of its rights and obligations to any entity that succeeds, directly or indirectly, to substantially all of Parent’s assets by merger or otherwise.
     (d) This Agreement, together with the Guarantee Agreement, embodies the entire agreement and understanding between the Pledgors and the Bank, and supersedes all prior agreements and understandings between such parties, relating to the subject matter hereof and thereof (other than the Agreement).
     (e) This Agreement may be executed in two or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
     (f) This Agreement may be amended or modified only by an agreement in writing executed by each of the parties hereto; provided, however, that the parties hereto agree that, upon receipt by the Bank of the final written statement of the terms of the Section 23A Exemption, they shall amend this Agreement as necessary to reflect the terms and conditions contained in such statement.
     (g) This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied,

is intended to or shall confer upon any other person or party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     (h) Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating this Agreement or the transactions contemplated hereby.
     (i) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be duly executed and delivered personally or by their respective officers thereunto duly authorized, as applicable, as of the date first written above.

GOLDMAN SACHS BANK USA
By:	/s/ Peter O’Hagan
	Name:	Peter O’Hagan
	Title:	Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ Elizabeth E. Beshel
	Name:	Elizabeth E. Beshel
	Title:	Treasurer

GSEM (DEL) HOLDINGS, L.P.
By: Goldman Sachs Global Holdings L.L.C.

By:	/s/ Manda J. D’Agata
Name:	Manda J. D’Agata
Title:	Assistant Treasurer

GOLDMAN SACHS GLOBAL HOLDINGS L.L.C.

By:	/s/ Manda J. D’Agata
Name:	Manda J. D’Agata
Title:	Assistant Treasurer

SITE 26 HOLDINGS INC.

By:	/s/ Dino Fusco
Name:	Dino Fusco
Title:	Assistant Vice President

GSJC LAND L.L.C.

By:	/s/ Dino Fusco
Name:	Dino Fusco
Title:	Vice President

GSIP HOLDCO A LLC
By: THE GOLDMAN SACHS GROUP, INC.

By:	/s/ Manda J. D’Agata
Name:	Manda J. D’Agata
Title:	Assistant Treasurer